Exhibit 10.4

EXECUTION COPY

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of August 4, 2015 (the “Closing Date”) by and among MIDCAP FINANCIAL TRUST, a Delaware statutory trust (“MidCap”), as administrative agent (“Agent”), the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and FLEXION THERAPEUTICS, INC., a Delaware corporation (“Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”

2 CREDIT FACILITIES AND TERMS

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Credit Facilities. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments, the “Applicable Commitments”).

2.3 Term Credit Facilities.

(a) Nature of Credit Facility; Credit Extension Requests. For any Credit Facility identified on the Credit Facility Schedule as a term facility (a “Term Credit Facility”), Credit Extensions in respect of a Term Credit Facility may be requested by Borrower during the Draw Period for such Term Credit Facility. For any Credit Extension requested under (i) Credit Facility #1, Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) one (1) Business Day prior to the date of the Credit Extension is to be funded, and (ii) Credit Facility #2, Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) five (5) Business Day prior to the date of the Credit Extension is to be funded To the extent any Term Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b) Principal Payments. Principal payable on account of a Term Credit Facility shall be payable by Borrower to Agent immediately upon the earliest of (a) the date(s) set forth in the Amortization Schedule for such Term Credit Facility (or if no such Amortization Schedule is attached, then upon Agent’s demand for payment), or (b) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under Term Credit Facilities shall be applied by Agent to the applicable Term Credit Facility in inverse order of maturity. The monthly payments required under the Amortization Schedule shall continue in the same amount (for so long as the applicable Term Credit Facility shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the applicable Term Credit Facility.

(c) Mandatory Prepayment. If a Term Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances. Additionally, at the election of Agent, Borrower shall prepay the Term Credit Facilities (to be allocated pro rata among the outstanding Credit Extensions under all Term Credit Facilities) in the following amounts: (i) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in excess of Twenty Five Thousand Dollars ($25,000) for personal property, or in excess of Fifty Thousand Dollars ($50,000) for real property, in respect of assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations (unless such Credit Party applies such proceeds towards the replacement or repair of such personal property or real property); and (ii) upon receipt by any Credit Party of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than transfers permitted by Section 7.1), an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations.

(d) Permitted Prepayment. After the Closed Period, if any, for the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent of its election to prepay the Prepayable Amount at least fifteen (15) Business Days prior to such prepayment, and (ii) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount, plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances. The term “Prepayable Amount” means all or any portion of the Credit Extensions under the applicable Term Credit Facility.

2.4 Reserved.

2.5 Reserved.

2.6 Interest and Payments; Administration.

(a) Interest; Computation of Interest. Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate. Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance.

(b) Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five hundred basis points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c) Payments Generally. Except as otherwise provided in this Section 2.6(c), all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders. All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid. Any payment required to be made to Agent or a Lender under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender from any of Borrower’s deposit accounts, including the Designated Funding Account, and Borrower shall tender to Agent and Lenders such authorization forms as Agent or such Lender may require to implement such debit or automated clearing house payment. These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document. Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d) Interest Payments; Maturity Date. Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6. All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein. If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e) Fees. Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f) Protective Advances. Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand). Borrower has paid to Lenders a deposit of Fifty Thousand Dollars ($50,000) (the “Good Faith Deposit”) to initiate the Agent’s due diligence review process and Agent shall apply such Good Faith Deposit towards any Protective Advances to the extent such Good Faith Deposit has not already been utilized.

(g) Maximum Lawful Rate. In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of Maryland. Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(h) Taxes; Additional Costs.

(i) All payments of principal and interest on the Obligations and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding (i) taxes imposed on or measured by Agent’s or any Lender’s net income (or franchise taxes imposed in lieu of net income tax) by the jurisdictions under which Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (ii) branch profits Taxes under Section 884(a) of the IRC or any similar Taxes (iii) any U.S. federal withholding Taxes imposed on or with respect to amounts payable to a Lender by a law in effect on the date on which such Lender becomes a party hereto (or designates a new lending office), (iv) any U.S. federal withholding Taxes attributable to such recipient’s failure to comply with Section 2.6(h)(iii), (v) any taxes imposed under FATCA and (vi) any United States backup withholding pursuant to Section 3406 of the IRC (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(ii) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(iii) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Agent one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Each Lender that (1) is organized under the laws of the United States, and (2)(I) is a party hereto on the Closing Date or (II) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to each of Borrower and Agent one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-9, and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Agent certifying that such Lender is not subject to

United States backup withholding. Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(iv) If a payment made to a Lender would be subject to U.S. federal withholding Tax imposed under FATCA, such Lender shall deliver to the Agent and the Borrower at the time or times prescribed by law, and at such other time or times reasonably requested by the Agent or the Borrower, the documentation prescribed by applicable law, including the FATCA, and such additional documentation reasonably requested by the Agent or the Borrower as may be necessary for the Agent or the Borrower to comply with its obligations under FATCA and to determine whether the Lender has complied with the Lender obligations under FATCA, or to determine the amount to deduct and withhold from the payment.

(v) Each Lender shall, whenever a lapse in time or change in circumstances renders any documentation provided by a Lender pursuant to this Section 2.6(h), expired or inaccurate in any material respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent) or promptly notify the Borrower and the Agent in writing of its inability to do so.

(vi) [reserved]

(vii) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(viii) If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender (as determined in its sole discretion). Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) Administrative Fees and Charges.

(i) Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Event of Default has occurred and is then continuing, Agent shall be entitled to such reimbursement for no more than two audits and inspections per calendar year.

(ii) If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7 Secured Promissory Notes. At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes in form and substance satisfactory to Agent and Lenders (each a “Secured Promissory Note”). Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3 CONDITIONS OF CREDIT EXTENSIONS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make an advance in respect of a Credit Facility is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt by the Agent of an executed Credit Extension Form in the form attached hereto;

(b) the representations and warranties in Article 5 shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(d) Agent shall be satisfied with the results of any searches conducted under Section 3.5; and

(e) in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent.

3.3 Method of Borrowing. Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility. The date of funding for any requested Credit Extension shall be a Business Day. To obtain a Credit Extension, Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer. Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee. Agent and Lenders shall have no duty to verify the authenticity of any such notice.

3.4 Funding of Credit Facilities. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension. Agent shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in Agent’s discretion.

3.5 Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extension requested by Borrower: (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent. Subject to Section 13.16, if this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash and all obligations of the Lenders to make Credit Extensions have been terminated. Subject to Section 13.16, upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and termination of all obligations of the Lenders to make Credit Extensions, Agent shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Representations and Covenants.

(a) As of the Closing Date, Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of such Borrower disclosed on the Disclosure Schedule attached hereto).

(b) Borrower shall deliver to Agent all tangible Chattel Paper and all Instruments and Documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall provide Agent with “control” (as in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c) Borrower shall deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d) Borrower shall promptly advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e) Except for Accounts and Inventory in an aggregate amount of Fifty Thousand Dollars ($50,000), and excluding any drug Products or drug substances, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control. Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

(f) Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g) Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Any financing statement may include a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the UCC.

(h) As of the Closing Date, no Borrower holds, and after the Closing Date Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(i) Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows at all times unless expressly provided below:

5.1 Due Organization, Authorization: Power and Authority.

(a) Each Credit Party is duly existing and in good standing, as a Registered Organization in its respective jurisdiction of formation. Each Credit Party is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b) The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under any Material Agreement. No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2 Litigation. Except as disclosed on the Disclosure Schedule or in the Disclosure Letter or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party which involves the possibility of any judgment or liability of more than Fifty Thousand Dollars ($50,000.00) or that could result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Credit Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.3 No Material Deterioration in Financial Condition; Financial Statements. All financial statements for the Credit Parties delivered to Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party as of the dates and for the periods presented. There has been no material deterioration in the consolidated financial condition of any Credit Party from the most recent financial statements and projections submitted to Agent. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders.

5.4 Solvency. The fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5 Subsidiaries; Investments. Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.6 Tax Returns and Payments; Pension Contributions. Each Credit Party has timely filed or has obtained extensions for filing all required foreign, federal and state, and all material local, tax returns and reports, and each Credit Party has timely paid all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by such Credit Party, subject to such Credit Party’s right to defer payment of any contested taxes in accordance with Section 6.4 of this Agreement. Borrower is unaware of any claims or adjustments proposed for any of prior tax years of any Credit Party which could result in additional taxes becoming due and payable by such Credit Party. Each Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Credit Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.7 Disclosure Schedule. All information set forth in the Disclosure Schedule is true, accurate and complete as of the date hereof. All information set forth in the Perfection Certificate is true, accurate and complete as of the date hereof.

6 AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1 Organization and Existence; Government Compliance.

(a) Each Credit Party shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b) Each Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change. Each Credit Party shall promptly provide copies of any such obtained Required Permits to Agent. Borrower shall notify Agent within three (3) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened, existing or pending, that could cause any Required Permit to become limited, suspended or revoked or that makes Borrower subject to or requires Borrower to file a plan of correction with respect to any accreditation survey.

6.2 Financial Statements, Reports, Certificates.

(a) Each Credit Party shall deliver to Agent: (i) as soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering such Credit Party’s consolidated operations for such quarter certified by a Responsible Officer and in a form acceptable to Agent; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of a Credit Party’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion; (iii) as soon as available after approval thereof by such Credit Party’s governing board, but no later than March 31 of each calendar year, and as amended and/or updated, such Credit Party’s financial projections for current fiscal year (and updated notice of any material changes within ten (10) days of approval by such Credit Party’s governing board); (iv) within five (5) days of delivery, copies of all statements, reports and notices made generally available to all of such Credit Party’s security holders or to any holders of Subordinated Debt; (v) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on such Credit Party’s or another website on the Internet; (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Agent; (vii) as soon as available, but no later than forty-five (45) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by a Credit Party (including without limitation and for the avoidance of doubt, the Securities Subsidiary), which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); and (viii) such additional information, reports or statements regarding the Credit Parties or their respective businesses, contractors and subcontractors as Agent may from time to time reasonably request.

(b) Within forty-five (45) days after the last day of each month, Borrower shall deliver to Agent a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Borrower shall cause each Credit Party to keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall allow, and cause each Credit Party to allow, during normal business hours and given reasonable notice provided no Default then exists or has occurred during the preceding 30 days, Agent and Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Borrower shall reimburse Agent for all reasonable costs and expenses associated with such visits and inspections; provided, however, that Borrower shall be required to reimburse Agent for such costs and expenses for no more than two (2) such visits and inspections per twelve (12) month period unless a Default or Event of Default has occurred during such period.

(d) Borrower shall, and shall cause each Credit Party to, deliver to Agent, within five (5) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material effect on any of the Required Permits material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

6.3 Maintenance of Property. Borrower shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Borrower shall cause each Credit Party to keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date. Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000) of Inventory collectively among all Credit Parties.

6.4 Taxes; Pensions. Borrower shall timely file and cause each Credit Party to timely file, all required tax returns and reports and timely pay, and cause each Credit Party to timely pay, all foreign, federal, state, and material local taxes, assessments, deposits and contributions owed, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments. Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Notwithstanding the foregoing, a Credit Party may defer payment of any contested taxes, provided, however, that such Credit Party (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral.

6.5 Insurance. Borrower shall, and shall cause each Credit Party to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing. If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days’ (ten (10) days for nonpayment of premium) notice before canceling, amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments. If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6 Collateral Accounts. Borrower shall, and shall cause each Credit Party to, provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that any Credit Party at any time maintains (other than Collateral Accounts in connection with any letter of credit permitted in clause (f) of the definition of “Permitted Contingent Obligations”), Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such (provided, however, that at all times Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account) or (ii) any Collateral Account owned by the Securities Subsidiary so long as the Securities Subsidiary continues to qualify as a “Security Corporation” as defined in 830 Code of Mass. Regulations 63.38B.1. Borrower shall at all times maintain in a Collateral Account owned by Borrower and subject to a Control Agreement an amount of cash and/or cash equivalents equal to not less than either (i) the sum of (A) the outstanding amount of the Obligations plus (B) five percent (5%) of the Obligations plus (C) the amount necessary to maintain the minimum balance requirement of all Collateral Accounts, or (ii) if the following amount pursuant to this clause (ii) is less than the amount that is determined pursuant to clause (i) at any given time, the amount of any and all remaining cash and cash equivalents of Borrower and its Subsidiaries on a consolidated basis (provided, that, to the extent that the amount required by this provision is being determined based upon clause (ii) hereof, it is understood and agreed that Borrower may, from time to time, deposit and maintain cash in any Deposit Account referenced in clause (i) of the immediately preceding sentence (e.g. the payroll and employee benefits accounts) to the extent so deposited and maintained in the Ordinary Course of Business and such Deposit Account need not be subject to a Control Agreement). Subject to Section 6.13, Borrower shall, and shall cause each Credit Party to, maintain its primary operating and other Collateral Accounts with Silicon Valley Bank and its affiliates; provided however, that Borrower may invest up to fifty (50%) percent of its cash and cash equivalents with another bank or financial institution subject to the terms and conditions of this Agreement.

6.7 Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation. Promptly (and in any event within five (5) Business Days), (i) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default or (ii) upon the execution and delivery of any Material Agreement and each amendment to, and copies of all statements, reports and notices delivered to or by a Credit Party in connection with, any Material Agreement, or (iii) upon Borrower becoming aware of (or having reason to believe any of the following are pending or threatened in writing) any action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the possibility of any judgment or liability of more than Fifty Thousand Dollars ($50,000) or that could result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, Borrower shall give written notice to Agent of such occurrence, and such further information as Agent shall reasonably request. From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent, without expense to Agent, each Credit Party’s officers, employees and agents and books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to a Credit Party.

6.8 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or, to the extent permitted hereunder, acquires any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements. Notwithstanding the foregoing, so long as the Securities Subsidiary continues to qualify as a “Security Corporation” as defined in 830 Code of Mass. Regulations 63.38B.1, such Securities Subsidiary shall not be subject to the Joinder Requirements (other than except as set forth in clause (ii) below); provided, that, (i) Borrower shall not be permitted to make any Investment in such Securities Subsidiary other than pursuant to clause (g) of the definition of Permitted Investments and (ii) the Securities Subsidiary shall be subject to a pledge by Borrower of 100% of the Securities Subsidiary’s equity interests.

6.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents, and (b) for working capital needs of Borrower and its Subsidiaries. No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use.

6.10 Hazardous Materials; Remediation.

(a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b) Borrower will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

(c) If there is any conflict between this Section and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11 Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower; (b) make, settle, and adjust all claims under Borrower’s insurance policies; (c) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (d) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, (i) execute in the name of any Borrower any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, and (ii) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (e) after the occurrence and during the continuance of an Event of Default, (i) take any action any Credit Party is required to take under this Agreement or any other Financing Document, (ii) transfer the Collateral into the name of Agent or a third party as the Code permits, (iii) exercise any rights and remedies described in this Agreement or the other Financing Documents, and (iv) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12 Further Assurances. Borrower shall, and shall cause each Credit Party to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document.

6.13 Post-Closing Obligations. Borrower shall, and shall cause each Credit Party to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

6.14 Disclosure Schedule. Borrower shall, contemporaneously with delivery of each Compliance Certificate required by Section 6.2(b), deliver to Agent a proposed update to the Disclosure Schedule correcting all outdated, inaccurate, incomplete or misleading information. With respect to any proposed updates to the Disclosure Schedule involving Permitted Liens, Permitted Indebtedness or Permitted Investments, Agent will replace the Disclosure Schedule attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Indebtedness or Permitted Investments. With respect to any proposed updates to the Disclosure Schedule involving other matters, Agent will replace the applicable portion of the Disclosure Schedule attached hereto with such proposed update upon Agent’s approval thereof.

7 NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party to do, any of the following without the prior written consent of Agent and the Required Lenders:

7.1 Dispositions. Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for (a) sales of Inventory in the Ordinary Course of Business; (b) sales or abandonment of worn-out or obsolete Equipment; (c) Permitted Liens; (d) Permitted Licenses; or (e) Transfers to a third party in connection with any rights which a Credit Party jointly holds with such third party in Intellectual Property which is developed after the date of this Agreement and which is permitted by clause (l) of the definition of Permitted Liens.

7.2 Changes in Business, Management, Ownership or Business Locations. (a) Engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) enter into any transaction or series of related transactions which would result in a Change in Control; (d) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property and do not contain any of Borrower’s Books) without first delivering a fully-executed Access Agreement to Agent with respect to such new location that contains assets or property of Borrower in excess of Fifty Thousand Dollars ($50,000) or any of Borrower’s Books; (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Borrower , so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) a Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, and (d) no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein, except Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or Intellectual Property, except as is otherwise permitted in the definition of “Permitted Liens” herein or by customary restrictions on the assignment of leases, licenses and other agreements that otherwise do not restrict the grant of security interests.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Section 7 of this Agreement; (c) transactions permitted by Section 7.7 of this Agreement; and (d) bona fide equity or bridge financings with Borrower’s investors, provided that any such bridge financings must satisfy the requirements of Subordinated Debt.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable subordination, intercreditor or similar agreement to which such Subordinated Debt is subject.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement, or (b) any of its organizational documents (other than a change in registered agents), in each case, without the prior written consent of Agent and Required Lenders if such amendment, modification or waiver would be materially adverse to the Lenders or would otherwise breach any provision of the Financing Documents. Borrower shall provide to Agent copies of all such amendments, waivers and modifications.

7.12 Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked

Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

8 ADDITIONAL COVENANTS.

8.1 Life Sciences Covenants.

(a) As used in this Agreement, the following terms have the following meanings:

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Material Intellectual Property” means all of Borrower’s Intellectual Property and license or sublicense agreements or other agreements with respect to rights in Intellectual Property that are material to the condition (financial or other), business or operations of Borrower, as reasonably determined by Agent.

“Patheon License Agreement” means that certain Manufacturing and Supply Agreement, dated as of July 31, 2015 by and between the Borrower and Patheon UK Limited, as in effect on the Closing Date without giving effect to any amendments, supplements or modifications thereof (i) that are not permitted pursuant to the terms of this Agreement or (ii) which expand the scope of the exclusive license rights granted by Borrower thereunder unless expressly consented to in writing by Agent and the Required Lenders.

“Permitted License” means (a) any non-exclusive license of Intellectual Property of Borrower or its Subsidiaries granted to third parties in the Ordinary Course of Business and that does not result in a legal transfer of title to the licensed property, and (b)(i) the Patheon License Agreement (subject to the terms set forth in the definition thereof) and (ii) any exclusive license of Intellectual Property of Borrower or its Subsidiaries that does not result in a legal transfer of title to the licensed property and is exclusive as to discrete geographical areas outside of the United States, and in each of (a) and (b) is for fair value consideration.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule attached hereto (as updated from time to time in accordance with Section 8.1(d)); provided, however, that if Borrower shall fail to comply with the obligations under Section 8.1(d) to give notice to Agent and update the Products Schedule prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

(b) Notwithstanding the terms of Section 7.1 of this Agreement to the contrary, Borrower shall be permitted to make Transfers in the form of Permitted Licenses.

(c) Borrower represents and warrants as follows at all times unless expressly provided below:

(i) Intellectual Property and License Agreements. A list of all of Material Intellectual Property (including Material Intellectual Property constituting Permitted Licenses) of each Credit Party, as of the Closing Date and, as updated pursuant to Section 8.1(d), is set forth on the Intellectual Property Schedule attached hereto, which indicates, for each item of property: (i) the name of the Credit Party owning such Intellectual Property or licensee to such license agreement; (ii) the Credit Party’s identifier for such property (i.e., name of patent, license, etc.), (iii) whether such property is Intellectual Property (or application therefor) owned by a Credit Party or is property to which a Credit Party has rights pursuant to a license agreement, and (iv) the issue date, application date, or filing-registration date of such Intellectual Property. In the case of any Material Intellectual Property that is a license agreement, the Intellectual Property Schedule further indicates, for each: (A) the name and address of the licensor and licensee, (B) the name and date of the agreement pursuant to which such item of Material Intellectual Property is licensed, and (C) whether or not such license agreement grants an exclusive license to a Credit Party or, in the case of an out-license, to another Person. Except as noted on the Intellectual Property Schedule, each Credit Party is the sole owner of its Intellectual Property, except for Permitted Licenses granted to its customers in the Ordinary Course of Business. To Borrower’s knowledge, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

(ii) Regulatory Status.

(A) All Products and all Required Permits are listed on the Products Schedule and Required Permits Schedule attached hereto (as updated from time to time pursuant to Section 8.1(d)), and Borrower has delivered to Agent a copy of all Required Permits as of the date hereof and to the extent requested by Agent pursuant to Section 8.1(d).

(B) Without limiting the generality of Section 8.1 above, with respect to any Product being tested or manufactured, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (i) Borrower’s or such Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (ii) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(C) Without limiting the generality of Section 8.1 above, with respect to any Product marketed or sold by Borrower or its Subsidiaries, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower or its Subsidiaries, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

(D) Without limiting the generality of Section 8.1 above, (i) there have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to result in a Material Adverse Change, and (ii) there have been no Product recalls or voluntary Product withdrawals from any market.

(E) Borrower and its Subsidiaries have not experienced any significant failures in its manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower or its Subsidiaries in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

(d) Borrower covenants and agrees as follows:

(i) Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property. All Intellectual Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property, it being understood that Borrower shall be permitted to enter into such licenses or other agreements containing customary anti-assignment provisions that otherwise do not restrict the grant of security interests. Borrower shall at all times conduct its business without infringement or claim of infringement of any Intellectual Property rights of others. Borrower shall do the following, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do so: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable without Agent’s written consent, which consent shall not be unreasonably withheld if Borrower’s board of directors determines that such Intellectual Property is no longer material to Borrower’s business and that abandonment is in the best interest of the Borrower and provided no Event of Default has occurred and is continuing or would exist at the time of such abandonment. On a quarterly basis Borrower shall provide Agent and each Lender with an updated list of all Intellectual Property acquired by any Credit Party during the quarter then ending. Notwithstanding the foregoing, except as provided below, the Collateral shall not include any Intellectual Property of any Credit Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (as defined in Exhibit A), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (x) all IP Proceeds, and (y) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. .

(ii) In connection with the development, testing, manufacture, marketing or sale of each and any Product by a Credit Party, such Credit Party shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could have a Material Adverse Change, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Credit Party as such activities are at any such time being conducted by such Credit Party.

(iii) Contemporaneously with delivery of each Compliance Certificate required pursuant to Section 6.2(b), upon (i) acquiring and/or developing any new Intellectual Property that constitutes Material Intellectual Property, or (ii) entering or becoming bound by any additional license or sublicense agreement or other agreement that constitutes Material Intellectual Property, deliver to Agent an updated Intellectual Property Schedule reflecting same, and upon any other material change in Borrower’s Material Intellectual Property from that listed on the Intellectual Property Schedule. Borrower shall take such commercially reasonable steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(iv) If, after the Closing Date, Borrower determines to manufacture, sell, develop, test or market any new Product (excluding FX005, FX006 and FX007), Borrower shall give prior written notice to Agent of such determination (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice), along with a copy of an updated Intellectual Property Schedule, Products Schedule and Required Permits Schedule; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any new Product (excluding FX005, FX006 and FX007) which has previously been disclosed to Agent, Borrower shall promptly give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

(e) In addition to the events listed in Article 10, any one of the following shall also constitute an Event of Default under this Agreement: the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, which in each case could result in a Material Adverse Change (b) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, could result in Material Adverse Change, (c) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority, (d) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products, which in each case could result in a Material Adverse Change or (e) the occurrence of adverse test results in connection with a Product which could result in Material Adverse Change.

9 RESERVED.

10 EVENTS OF DEFAULT

10.1 Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a) Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, (b) pay any invoice for audit or inspection fees or other Protective Advances within ten (10) days of Borrower’s receipt of such invoice, or (c) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof);

(b) Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent and Required Lenders within ten (10) days after the earlier of (i) the date of receipt by any Borrower of notice from Agent or Required Lenders of such default, (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Credit Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Credit Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such time period the failure to cure the default shall not be deemed an Event of Default (but Lender shall have no obligation to make Credit Extensions during such cure period). Grace periods provided under this Section shall not apply, among other things, to any covenants set forth in subsection (c) below;

(c) Any Credit Party defaults in the performance of or compliance with any term contained in Sections 6.2, 6.4, 6.5, 6.6, 6.8 or 6.10 or Article 7 or Article 8.

(d) Any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e) (i) any Credit Party defaults under any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than One Hundred Thousand Dollars ($100,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement that meets the criteria for the requirement of an Access Agreement under Section 7.2 or for which an Access Agreement exists or was required to be delivered, (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt (other than conversion into equity), or (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(f) (i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g) (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(h) (i) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of $100,000 shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i) any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j) A Change in Control occurs or any Credit Party;

(k) Any Required Permit shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of any Credit Party to hold such Required Permit in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of any Credit Party to hold any Required Permit in any other jurisdiction;

(l) Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;

(m) The occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change; or

(n) Agent determines, based on information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more financial covenants in this Agreement during the next succeeding financial reporting period.

Notwithstanding the foregoing, if a Credit Party fails to comply with any same provision of this Agreement two (2) times in any twelve (12) month period and Agent has given to any Borrower in connection with each such failure any notice to which Borrower would be entitled under this Section before such failure could become an Event of Default, then all subsequent failures by a Credit Party to comply with such provision of this Agreement shall effect an immediate Event of Default (without the expiration of any applicable cure period) with respect to all subsequent failures by a Credit Party to comply with such provision of this Agreement, and Agent thereupon may exercise any remedy set forth in this Article 10 without affording Borrower any opportunity to cure such Event of Default.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b) Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii) apply to the Obligations (a) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (b) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii) settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v) pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii) place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii) demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix) exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3 Notices. Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) days prior to such action.

10.4 Protective Payments. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5 Liability for Collateral No Waiver; Remedies Cumulative. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral. Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative. Agent has all rights and remedies provided under the Code, by Law, or in equity. Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver. Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents. Borrower shall remain fully liable for any deficiency. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7 Waivers.

(a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c) To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.

(e) Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’ obligations under the Financing Documents. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

11 NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section.

If to Borrower:

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

Attention: Lisa Davidson

Fax: 781-202-3399

E-Mail: ldavidson@flexiontherapeutics.com

If to Agent or to MidCap (or any of its Affiliates or Approved Funds) as a Lender:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Account Manager for Flexion transaction

Facsimile: 301-941-1450

Email: notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Legal

Facsimile: 301-941-1450

Email: legalnotices@midcapfinancial.com

If to any Lender other than MidCap: at the address set forth in the signature pages to this Agreement or provided to Borrower as a notice address for such Lender in connection with any assignment hereunder.

12 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

12.1 THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT, AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY

CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3 Borrower, Agent and each Lender agree that each Credit Extension (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

13 GENERAL PROVISIONS

13.1 Successors and Assigns.

(a) This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s or such Lender’s discretion). Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and Credit Extensions, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (a) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (b) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (c) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b) From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register, or the applicable Participant Register, and no assignment, or participation, thereof shall be effective until recorded therein. This Agreement shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Section 5f.103-1(c) of the United States Treasury Regulations.

13.2 Indemnification.

(a) Each Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent (including, without limitation, the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto.

(b) Each Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c) Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3 Time of Essence. Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5 Correction of Financing Documents. Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6 Integration. This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

13.9 Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Financing Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lender holding such Credit Extension shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to confidentiality terms with such Lender similar in scope to this Section 13.9); (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential (provided, however, the Lender holding such Credit Extensions shall use commercially reasonable efforts to obtain any such financing source’s agreement to confidentiality terms with such Lender similar in scope to this Section 13.9); (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality similar in scope to this Section 13.9; (h) to the extent necessary or customary for inclusion in league table measurements; and (i) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent through no breach of this Section 13.9 by Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10 Right of Set-off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11 Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13 Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14 Amendments; Required Lenders; Interlender Matters.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b) No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness.

(c) Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders. Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below). All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. As used in this Section, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15 Borrower Liability. If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, (d) each Borrower waives (1) any suretyship defenses available to it under the Code or any other applicable law, and (2) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets. Notwithstanding any other provision of this Agreement or other related document, until payment in full of the Obligations and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17. USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

14 AGENT

14.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The duties of Agent shall be mechanical and administrative in nature. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (ii) manage, supervise and otherwise deal with the Collateral, (iii) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (iv) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise, and (v) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2 Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower. Following any such assignment, Agent shall give notice to the Lenders and Borrower. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

15 DEFINITIONS

All terms used herein which are defined by the Code shall have the same meanings as assigned to them by the Code unless and to the extent varied by this Agreement. In addition to any terms defined in Sections 2.3, 2.4 or 2.5 hereof, or in Articles 8 or 9 hereof, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment” has the meaning given it in Section 2.2

“Applicable Interest Rate” means a rate of interest equal to Six and 25/100 percent (6.25%) per annum.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Silicon Valley Bank or its Affiliates, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in the various agreements of Silicon Valley Bank and its Affiliates related thereto

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” means the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person. The term “any Borrower” shall refer to any Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries; (b) the occurrence of any “change in control” or any term of similar effect under any Subordinated Debt Document; (c) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries; (d) any sale, license (other than Permitted Licenses), or other disposition of all or substantially all of the assets of Borrower; (e) any reorganization, consolidation, merger or other transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the board of directors of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities (other than any Person who is a stockholder of Borrower as of the Closing Date or an affiliate thereof); or (f) both of the chief executive officer and the chief medical officer of Borrower as of the date hereof shall cease to be involved in the day to day operations (including research development) or management of the business of Borrower, and an interim replacement of such officer approved by Borrower’s board of directors is not appointed on terms reasonably acceptable to Borrower’s board of directors within 90 days of such cessation or involvement.

“Closed Period” has the meaning given in the Credit Facility Schedule.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of Maryland; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Maryland, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit B.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit C, as the same may be from time to time revised by Agent.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document, and any Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Financing Document; and “Credit Parties” means all such Persons, collectively.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Funding Account” is “Borrower’s Deposit Account, account number ending in -87641 maintained with Silicon Valley Bank and over which Agent has been granted control for the ratable benefit of all Lenders.

“Disclosure Letter” means that certain Disclosure Letter Agreement, dated as of the Closing Date, by and among Borrower, Agent and the Lenders.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Credit Party or any Subsidiary of a Credit Party. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” has the meaning given it in Section 10.1.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“FATCA” means Sections 1471 through 1474 of the IRC (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letters” means, collectively, any fee letter agreements among Borrower and Agent and Borrower and each Lender, in each case as approved in writing by Borrower, Agent and each Lender.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, the Disclosure Letter, each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“Foreign Lender” has the meaning given it in Section 2.6(h)(iii).

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

“Indemnitee” has the meaning given it in Section 13.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business, Product, business line or product line, division or other unit operation of any Person, or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“IRC” means the United States Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder.

“Joinder Requirements” has the meaning set forth in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) of any Credit Party; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (i) the agreements listed in the Disclosure Schedule, (ii) each agreement or contract to which a Credit Party is a party involving the receipt or payment of amounts in the aggregate exceeding One Hundred Thousand Dollars ($100,000) per year (excluding (a) any agreement or contract that involves payment by the Borrower to another party for materials or supplies (but, for the avoidance of doubt, not equipment) and services in the Ordinary Course of Business, (b) employment offers or employment agreements, (c) contract manufacturing agreements, and (d) clinical research organization agreements, but specifically including all such agreements relating to licensure of Intellectual Property) and (iii) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Maturity Date” means February 1, 2020.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents. “Obligations” does not include obligations under any warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices, which shall in any event be at arms length.

“Participant Register” has the meaning given it in Section 13.1(c).

“Payment Date” means the first calendar day of each calendar month.

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Contingent Obligations” means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Fifty Thousand Dollars ($50,000) in the aggregate at any time outstanding; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (f) Contingent Obligations existing or arising in connection with any letter of credit obtained for the purpose of securing a lease of real property, provided that the aggregate face amount of all such letters of credit does not at any time exceed $100,000; (g) Contingent Obligations existing or arising in connection with Bank Services in an aggregate amount not at any time exceeding Four Hundred Thousand Dollars ($400,000); and (h) other Contingent Obligations not permitted by clauses (a) through (f) above, not to exceed $50,000 in the aggregate at any time outstanding.

“Permitted Indebtedness” means: (a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the Disclosure Schedule; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) Permitted Contingent Obligations; (g) Indebtedness consisting of Permitted Investments described in clause (g) of the definition thereof; and (h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder.

“Permitted Investments” means: (a) Investments existing on the Closing Date and described on the Disclosure Schedule; (b) Investments consisting of cash equivalents; (c) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by the Agent; (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest except as otherwise provided by Section 6.6; (f) Investments accepted in connection with Transfers permitted by Section 7.1 of this Agreement; (g)(A) Investments constituting cash and cash equivalents in the Securities Subsidiary so long as Borrower at all times remains in compliance with the applicable provisions related to Securities Subsidiary in Sections 6.6 and 6.8, and (B) Investments in other Subsidiaries solely to the extent permitted pursuant to Section 6.8; (h) Investments consisting of (1) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (2) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; and (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business.

“Permitted Liens” means: (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement and the other Financing Documents; (b) purchase money Liens (including capital leases) (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment securing no more than Three Hundred Thousand Dollars ($300,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the treasury regulations adopted thereunder; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed Twenty Five Thousand Dollars ($25,000); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) Permitted Licenses; (k) Liens securing the reimbursement obligations in connection with any letter of credit permitted in clause (f) of the definition of “Permitted Contingent Obligations”; (l) to the extent any Intellectual Property created after the date of this Agreement is held jointly by any Credit Party and any third party, Liens in favor of, and securing, such third party’s rights therein; (m) Liens consisting of cash collateral granted to Silicon Valley Bank securing Bank Services permitted hereunder; and (n) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” means that certain Pledge Agreement dated as the date hereof by and among Borrower, Agent, and the other parties signatory thereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Protective Advances” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents.

“Register” has the meaning given it in Section 13.1(d).

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60)% of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions.

“Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries, or (b) issued by any Person from which Borrower or any of its Subsidiaries have received an accreditation. Without limiting the generality of the foregoing, “Required Permits” includes any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time) and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Business Officer of Borrower.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Securities Subsidiary” shall mean Flexion Therapeutics Securities Corporation., a Massachusetts securities corporation.

“Stated Rate” has the meaning given it in Section 2.6(g).

“Subordinated Debt” means indebtedness incurred by Borrower which shall be (i) in an amount satisfactory to Agent, (ii) made pursuant to documents in form and substance satisfactory to Agent (the “Subordinated Debt Documents”), and (iii) subordinated to all of Borrower’s now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent entered into between Agent, Borrower and the other creditor), on terms acceptable to Agent.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Taxes” has the meaning given it in Section 2.6(h).

“Transfer” has the meaning given it in Section 7.1.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

FLEXION THERAPEUTICS, INC.

By:	/s/ Michael Clayman, MD
Name: Michael Clayman, MD
Title: Chief Executive Officer

FLEXION THERAPEUTICS, INC.

CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

FLEXION THERAPEUTICS, INC.

CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDERS:

MIDCAP FUNDING XIII TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

FLEXION THERAPEUTICS, INC.

CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

SILICON VALLEY BANK

By:	/s/ Clark Hayes (SEAL)
Name: Clark Hayes
Title: Director, Healthcare and Life Sciences

Address for Notices:

SILICON VALLEY BANK

275 Grove Street, Suite 2-200

Newton, Massachusetts 02466

Attn: Clark Hayes

Email: chayes@svb.com

Fax: 617-969-4395

FLEXION THERAPEUTICS, INC.

CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Compliance Certificate
Exhibit C	Credit Extension Form

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Disclosure Schedule

Intellectual Property Schedule

Products Schedule

Required Permits Schedule

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a) all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent except as permitted thereunder.

Notwithstanding the foregoing, except as provided below, the Collateral shall not include any Intellectual Property of any Credit Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (x) all IP Proceeds, and (y) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Credit Party).

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	MidCap Financial Trust, as Agent
FROM:
DATE:	, 201

The undersigned authorized officer of FLEXION THERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Credit and Security Agreement between Borrower, Agent and the Lenders (the “Agreement”):

(1) Borrower is in complete compliance with all required covenants for the month ending                     , 201    , except as noted below;

(2) there are no Events of Default except as noted below;

(3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4) Each of Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement; and

(5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly Financial Statements	Quarterly within 45 days	Yes	No
Audited Financial Statements	Annually within 180 days after FYE	Yes	No
Board Approved Projections	Annually as soon as available, but not later than March 31	Yes	No
Compliance Certificate	Monthly within 45 days	Yes	No
Updates to Disclosure Schedules	Together with delivery of Compliance Certificate	Yes	No
Updates to Intellectual Property Schedules	Together with delivery of Compliance Certificate	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FLEXION THERAPEUTICS, INC. By: Name: Title:	AGENT USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No

EXHIBIT C

CREDIT EXTENSION FORM

DEADLINE IS NOON E.S.T.

Date:             , 20

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:
Amount of Wire: $
Beneficiary Lender:
Account Number:
City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Lender:	Transit (ABA) #:

For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type: Term, Tranche 1

Lenders for and their respective Applicable Commitments to this Credit Facility:

Applicable Commitment	Amount
MidCap Funding XIII Trust	50%
Silicon Valley Bank	50%

The following defined terms apply to this Credit Facility:

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (c) for an Accrual Date on or after the date which is twenty-four (24) months after the Closing Date through and including the date which is thirty-six (36) months after the Closing Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (d) for an Accrual Date occurring more than thirty-six (36) months after the Closing Date, zero percent (0%).

Closed Period: Not applicable.

Commitment Commencement Date: Closing Date

Commitment Termination Date: the close of the Business Day following the Closing Date.

Minimum Credit Extension Amount: $15,000,000

Credit Facility #2:

Credit Facility and Type: Term, Tranche 2

Lenders for and their respective Applicable Commitments to this Credit Facility:

Applicable Commitment	Amount
MidCap Funding XIII Trust	50%
Silicon Valley Bank	50%

The following defined terms apply to this Credit Facility:

Applicable Funding Conditions: means the date on which Agent and each Lender determine, in the sole discretion, exercised in good faith, of Agent and each Lender, that a “Qualifying Event” has occurred. “Qualifying Event” means that Borrower has received positive Phase III data meeting primary endpoints and sufficient to file an NDA for FX006.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (c) for an Accrual Date on or after the date which is twenty-four (24) months after the Closing Date through and including the date which is thirty-six (36) months after the Closing Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (d) for an Accrual Date occurring more than thirty-six (36) months after the Closing Date, zero percent (0%).

Closed Period: Not applicable.

Commitment Commencement Date: Closing Date

Commitment Termination Date: the earliest to occur of (a) September 30, 2016, (b) an Event of Default, or (c) the existence of any Default.

Minimum Credit Extension Amount: $15,000,000

AMORTIZATION SCHEDULE (FOR EACH CREDIT FACILITY)

Commencing on March 1, 2017, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months.

POST CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.	By not later than sixty (60) days after the Closing Date, Borrower shall take such steps as required to comply with the last sentence of Section 6.6

2.	By not later than sixty (60) days after the Closing Date, Borrower shall take such steps as required to comply with Sections 4.2(e) and 7.2 with respect to the delivery of Access Agreements from its current landlords and bailees.

3.	By not later than twenty (20) days after the Closing Date, Borrower shall deliver Control Agreements executed by (i) Silicon Valley Bank in accordance with Section 6.6, in respect of account number of Borrower ending -7641, maintained with Silicon Valley Bank in the name of Borrower, and (ii) State Street Bank and Trust in accordance Section 6.6, in respect of account number of Borrower DE3745, maintained with State Street Bank and Trust Company in the name of Borrower.

4.	By not later than thirty (30) days after the Closing Date, Borrower shall deliver to Agent all certificates of insurance and evidence of additional insured, loss payable, and cancellation endorsements, each in form and substance satisfactory to Agent.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

CLOSING DELIVERIES SCHEDULE

1.	duly executed original signatures to the Financing Documents to which Borrower is a party;

2.	duly executed original signatures to the Control Agreements with Silicon Valley Bank and State Street Bank;

3.	duly executed original Secured Promissory Notes in favor of Silicon Valley Bank with a face amount equal to such Lender’s Applicable Commitment under each Credit Facility;

4.	the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

5.	good standing certificates dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires;

6.	duly executed original signatures to the completed Borrowing Resolutions for Borrower;

7.	certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

8.	the Perfection Certificate executed by Borrower;

9.	a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

10.	evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

11.	payment of the fees and expenses of Agent and Lenders then accrued; and

12.	a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent.

DISCLOSURE SCHEDULE

1.	Scheduled Permitted Liens

Debtor	Secured Party	Collateral
Flexion Therapeutics, Inc.	North Business Machines, Inc.	Copy Machine
North Business Machines NH, Inc.

2.	Scheduled Permitted Indebtedness

Debtor	Creditor	Amount of Indebtedness outstanding as	Maturity Date
Flexion Therapeutics, Inc.	Patrick Boen	$11,916.67 (as of July 31, 2015) [1]	N/A
Flexion Therapeutics, Inc.	Employees[2]	$719,711.03 (as of June 30, 2015)	Q1 2016

[1]	Remaining severance obligations to Mr. Boen pursuant to Severance Agreement executed in connection with termination of services.
[2]	Employees are eligible for annual bonuses based on company and individual objectives and subject to board approval

3.	Schedule Permitted Investments

Debtor	Type of Investment
Flexion Therapeutic, Inc.	Owns 1,000 shares of Common Stock of Flexion Therapeutics Securities Corporation

4.	Scheduled Material Agreements

1.	06/12/09- Out-License Agreement by and between Astrazeneca AB and Flexion Therapeutics AG

2.	09/03/10- Out-License Agreement by and between AstraZeneca AB and Flexion Therapeutics Inc., as amended by a Letter Agreement dated March 17, 2014

3.	Lease dated February 22, 2013, as amended on July 13, 2015

4.	Amended and Restated Offer Letter, as amended, with Michael Clayman

5.	Amended and Restated Offer Letter, as amended, with Neil Bodick

6.	Amended and Restated Offer Letter, as amended, with Frederick Driscoll

7.	Manufacturing and Supply Agreement by and between Flexion Therapeutics, Inc. and Patheon UK Limited dated July 31, 2015

8.	Technical Transfer and Service Agreement by and between Flexion Therapeutics, Inc. and Patheon UK Limited dated July 31, 2015

5.	Scheduled of Potential Litigation:

See Disclosure Letter.

6.	Scheduled ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property:

•	Borrower Owns 1,000 shares of Common Stock of Flexion Therapeutics Securities Corporation

INTELLECTUAL PROPERTY SCHEDULE

The following is a list of Material Intellectual Property:

1. 06/12/09- Out-License Agreement by and between Astrazeneca AB and Flexion Therapeutics AG pursuant to which the Company exclusively in-licenses the patents as indicated on the attached Patent Schedule

AstraZeneca AB

SE-431 83 Mölndal

Sweden

2. 09/03/10- Out-License Agreement by and between AstraZeneca AB and Flexion Therapeutics Inc., as amended by a Letter Agreement dated March 17, 2014 pursuant to which the Company exclusively in-licenses the patents as indicated on the attached Patent Schedule

AstraZeneca AB

SE-431 83 Mölndal

Sweden

3. Exclusive License Agreement by and between Flexion Therapeutics, Inc. and Southwest Research Institute dated July 25, 2014 pursuant to which the Company exclusively in-licenses the patents as indicated on the attached Patent Schedule

Southwest Research Institute

6220 Culebra Road

San Antonio, Texas 78238

4. Manufacturing and Supply Agreement by and between Flexion Therapeutics, Inc. and Patheon UK Limited dated July 31, 2015 pursuant to which the Company licenses out certain intellectual property (on a non-exclusive, exclusive, and co-exclusive basis) to Patheon UK Limited

Patheon UK Limited

Kingfisher Drive, Covingham

Swindon Wiltshire SN3 5BZ

England

5. The list of patents related to FX006 is set forth on the Patent Schedule attached hereto (Flexion Case List 7-31-15.xls).

6. A list of patents related to in-licenses of intellectual property is set forth on the Patent Schedule attached hereto (Flexion Case List 7-31-15.xls).

7.	The following is a list of patents related to the Company’s other programs:

FX005 – Composition of Matter

Country	Application No.	Status	Patent No.	Issue Date
United States	10/581,305	Granted	US 7,943,776	05/17/2011
United States	13/080,583	Abandoned
United States	13/628,958	Granted	US 8,742,124	06/03/2014
Argentina	P040104794	Response w/2 mo ext. due 9/22/15 (final)
Austria	04806056	Granted	1699766	08/11/2010
Australia	2004303579	Granted	2004303579	07/17/2008
Bangladesh	300/2004	Granted	1004378	06/15/2006
Belgium	04806056	Granted	1699766	08/11/2010
Brazil	PI0417844-0	Pending – Awaiting First Office Action
Canada	2,547,617	Granted	2,547,617	02/05/2013
Switzerland	04806056	Granted	1699766	08/11/2010
Chile	2004-3181	Granted	49.039	03/08/2013
China	200480041887.3	Granted	200480041887.3	11/10/2010
Colombia	06/061504	Granted	661504	10/26/2010
Cyprus	04806056	Granted	1699766	08/11/2010
Czech Republic	04806056	Granted	1699766	08/11/2010
Germany	04806056	Granted	602004028757.7-08	08/11/2010
Denmark	04806056	Granted	1699766	08/11/2010

Country	Application No.	Status	Patent No.	Issue Date
Egypt	PCT577/2006	Pending – Awaiting Confirmation from Foreign Agent regarding Status of Reinstatement of Application
Europe	04806056	Granted	1699766	08/11/2010
Spain	04806056	Granted	1699766	08/11/2010
Finland	04806056	Granted	1699766	08/11/2010
France	04806056	Granted	1699766	08/11/2010
United Kingdom	04806056	Granted	1699766	08/11/2010
United Kingdom	0329572.2	Provisional/Expired
Greece	04806056	Granted	1699766	08/11/2010
Hong Kong	06113410.9	Granted	1092797B	12/17/2010
Croatia	04806056	Granted	1699766	08/11/2010
Hungary	04806056	Granted	1699766	08/11/2010
Indonesia	W00200601738	Pending – Response due 08/01/15 (final)
Ireland	04806056	Granted	1699766	08/11/2010
Israel	175998	Granted	175998	03/01/2013
India	3812/DELNP/2006	Pending – Awaiting Next Communication
Italy	04806056	Granted	1699766	08/11/2010
Japan	2006/544544	Granted	5046650	07/27/2012
Korea	10-2006-7012125	Granted	10-1151530	05/23/2012
Liechtenstein	04806056	Granted	1699766	08/11/2010

Country	Application No.	Status	Patent No.	Issue Date
Lithuania	04806056	Granted	1699766	08/11/2010
Luxembourg	04806056	Granted	1699766	08/11/2010
Latvia	04806056	Granted	1699766	08/11/2010
Monaco	04806056	Granted	1699766	08/11/2010
Montenegro	04806056	Granted	1699766	08/11/2010
Malta	2542	Granted	PAT/2542	12/16/2014
Mexico	PA/a/2006/006660	Granted	262909	12/09/2008
Malaysia	PI20045224	Granted	MY-145908-A	05/15/2012
Netherlands	04806056	Granted	1699766	08/11/2010
Norway	20063330	Pending – Response due w/1 mo ext. due 9/11/15 (final)
New Zealand	547998	Granted	547998	07/09/2009
Philippines	1-2006-501216	Granted	1-2006-501216	04/18/2011
Pakistan	1034/2004	Pending – Awaiting Next Communication
Poland	04806056	Granted	1699766	08/11/2010
Portugal	04806056	Granted	1699766	08/11/2010
Romania	04806056	Granted	1699766	08/11/2010
Serbia	04806056	Granted	1699766	08/11/2010
Russian Federation	2006125634	Granted	2382028	02/20/2010
Saudi Arabia	04250419	Granted	2147	01/19/2009
Sweden	04806056	Granted	1699766	08/11/2010
Singapore	200604098-4	Granted	123289	12/31/2008

Country	Application No.	Status	Patent No.	Issue Date
Slovenia	04806056	Granted	1699766	08/11/2010
Thailand	096268	Pending – Awaiting for First Office Action
Turkey	04806056	Granted	1699766	08/11/2010
Taiwan	093139710	Granted	I342214	05/21/2011
Ukraine	UA a 200606333	Granted	88777	11/25/2009
Uruguay	28.688	Pending - Awaiting for First Office Action
Venezuela	2203/04	Pending - Awaiting for initial communication from Patent Office regarding Patentability Examination
PCT	PCT/GB2004/005241	Expired/National Phase
South Africa	2006/4973	Granted	2006/4973	05/30/2007

FX005 – Formulation

Country	Application No.	Status	Patent No.	Issue Date
United States	12/420,349	Abandoned
United States	61/043,491	Provisional/Expired
United States	13/401,447	Pending – Appeal Brief due 11/13/15 (final)
United States	13/401,486	Abandoned
Austria	09730701.1	Granted	2271318	11/28/2012
Australia	2009235240	Granted	2009235240	03/07/2013
Belgium	09730701.1	Granted	2271318	11/28/2012
Brazil	PI0911069-0	Pending – Awaiting for First Office Action
Canada	2,725,822	Pending – Response to Issue Fee due 1/7/16 (Final)
Switzerland	09730701.1	Granted	2271318	11/28/2012
China	200980121732.3	Allowed – Awaiting for Letters Patent to be issued by Patent Office
Colombia	10-134.179	Abandoned
Colombia	13-153.126	Pending – Awaiting Next Action
Cyprus	09730701.1	Granted	2271318	11/28/2012
Czech Republic	09730701.1	Granted	2271318	11/28/2012
Germany	09730701.1	Granted	2271318	11/28/2012

Country	Application No.	Status	Patent No.	Issue Date
Denmark	09730701.1	Granted	2271318	11/28/2012
Egypt	PCT 1778/2010	Pending – Awaiting for First Office Action
Europe	09730701.1	Granted	2271318	11/28/2012
Spain	09730701.1	Granted	2271318	11/28/2012
Finland	09730701.1	Granted	2271318	11/28/2012
France	09730701.1	Granted	2271318	11/28/2012
United Kingdom	09730701.1	Granted	2271318	11/28/2012
Greece	09730701.1	Granted	2271318	11/28/2012
Hong Kong	11102650.4	Pending – Will be granted due to grant of EP application – awaiting Letters Patent from Patent Office
Croatia	09730701.1	Granted	2271318	11/28/2012
Hungary	09730701.1	Granted	2271318	11/28/2012
Indonesia	W00201003530	Response to final fees due 5/24/16	W00201003530	5/25/2015
Ireland	09730701.1	Granted	2271318	11/28/2012
Israel	208573	Pending – Certificate of Patent and Certificate of Renewal Fee will be sent	208573	11/01/2014
India	2338/MUMNP/2010	Pending – Section 8 requirements due 9/25/15 (final) &

Country	Application No.	Status	Patent No.	Issue Date
		Deadline for acceptance due 3/25/16 (final)
Italy	09730701.1	Granted	2271318	11/28/2012
Japan	2011-503502	Granted	5485261	02/28/2014
Korea	10-2010-7025013	Pending – Awaiting Next Action
Liechtenstein	09730701.1	Granted	2271318	11/28/2012
Lithuania	09730701.1	Granted	2271318	11/28/2012
Luxembourg	09730701.1	Granted	2271318	11/28/2012
Latvia	09730701.1	Granted	2271318	11/28/2012
Monaco	09730701.1	Granted	2271318	11/28/2012
Malta	09730701.1	Granted	2271318	11/28/2012
Mexico	MX/a/2010/010980	Granted	313108	09/09/2013
Malaysia	PI2010004722	Pending – Awaiting for First Office Action
Netherlands	09730701.1	Granted	2271318	11/28/2012
Norway	09730701.1	Granted	2271318	11/28/2012
New Zealand	588677	Granted	588677	10/08/2012
Philippines	1-2010-502266	Pending – Allowed
Poland	09730701.1	Granted	2271318	11/28/2012
Portugal	09730701.1	Granted	2271318	11/28/2012
Romania	09730701.1	Granted	2271318	11/28/2012
Serbia	09730701.1	Granted	2271318	11/28/2012
Russian	2010143985	Granted	2538702	11/21/2014

Country	Application No.	Status	Patent No.	Issue Date
Federation
Sweden	09730701.1	Granted	2271318	11/28/2012
Singapore	201007087-8	Granted	165055	04/30/2013
Slovenia	09730701.1	Granted	2271318	11/28/2012
Turkey	09730701.1	Granted	2271318	11/28/2012
Ukraine	a201012746	Granted	101027	02/25/2013
PCT	PCT/GB2009/050353	Expired/National Phase
South Africa	2010/07916	Granted	2010/07916	04/30/2014

FX007 – Composition of Matter

Country	Application No.	Status	Patent No.	Issue Date
United States	11/815,140	Granted	US 8,324,252	12/04/2012
United States	13/688,790	Granted	US 8,835,465	09/16/2014
United States	60/650,053	Expired/Provisional
United States	60/653,329	Expired/Provisional
United States	60/721,633	Expired/Provisional
Argentina	P060100376	Pending – Awaiting for First Office Action
Austria	06701619.6	Granted	1846394	10/26/2011
Australia	2006210710	Granted	2006210710	03/25/2010
Belgium	06701619.6	Granted	1846394	10/26/2011
Brazil	PI 0606793-0	Pending - Awaiting for First Office Action
Canada	2,595,834	Granted	2,595,834	04/30/2013
Switzerland	06701619.6	Granted	1846394	10/26/2011
Chile	2006-0219	Granted	49.219	06/13/2013
China	200680010108.2	Granted	200680010108.2	05/23/2012
Colombia	07090213	Granted	1815	03/29/2012
Cyprus	06701619.6	Granted	1846394	10/26/2011
Czech Republic	06701619.6	Granted	1846394	10/26/2011
Germany	06701619.6	Granted	1846394	10/26/2011
Denmark	06701619.6	Granted	1846394	10/26/2011

Country	Application No.	Status	Patent No.	Issue Date
Ecuador	07-7705	Pending – Motion Filed Against Resolution for Lapsed Application; Awaiting Next Communication
Egypt	802/2007	Pending – Response due 9/22/15 (final)
Europe	06701619.6	Granted	1846394	10/26/2011
Europe	11167362.0	Pending - Allowed
Spain	06701619.6	Granted	1846394	10/26/2011
Finland	06701619.6	Granted	1846394	10/26/2011
France	06701619.6	Granted	1846394	10/26/2011
United Kingdom	06701619.6	Granted	1846394	10/26/2011
Greece	06701619.6	Granted	1846394	10/26/2011
Hong Kong	08101578.0	Granted	1114374	03/23/2012
Hong Kong	12104298.7	Pending – Subject to Status of EP 2383268
Croatia	06701619.6	Granted	1846394	10/26/2011
Hungary	06701619.6	Granted	1846394	10/26/2011
Indonesia	W00200702467	Pending - Awaiting Next Action
Ireland	06701619.6	Granted	1846394	10/26/2011
Israel	184674	Granted	184674	11/01/2012
India	6476/DELNP/2007	Pending – Awaiting Next Action
Italy	06701619.6	Granted	1846394	10/26/2011
Japan	2007-553688	Granted	5139084	11/22/2012

Country	Application No.	Status	Patent No.	Issue Date
Korea	10-2007-7020258	Granted	1302945	08/27/2013
Liechtenstein	06701619.6	Granted	1846394	10/26/2011
Lithuania	06701619.6	Granted	1846394	10/26/2011
Luxembourg	06701619.6	Granted	1846394	10/26/2011
Latvia	06701619.6	Granted	1846394	10/26/2011
Monaco	06701619.6	Granted	1846394	10/26/2011
Montenegro	06701619.6	Granted	1846394	10/26/2011
Malta	3270	Granted	PAT/3270	08/22/2006
Mexico	MX/a/2007/009437	Granted	298884	05/04/2012
Malaysia	PI20060475	Granted	MY-149512-A	09/13/2013
Netherlands	06701619.6	Granted	1846394	10/26/2011
Norway	20073791	Pending – Awaiting First Office Action
New Zealand	561145	Granted	561145	06/07/2011
Philippines	1-2007-501673	Granted	1-2007-501673	11/02/2011
Pakistan	0067/2006	Pending – Awaiting Next Communication
Poland	06701619.6	Granted	1846394	10/26/2011
Portugal	06701619.6	Granted	1846394	10/26/2011
Romania	06701619.6	Granted	1846394	10/26/2011
Serbia	06701619.6	Granted	1846394	10/26/2011
Russia Federation	2007132976	Granted	2415852	04/10/2011
Saudi Arabia	06270007	Granted	2535	11/22/2010
Sweden	06701619.6	Granted	1846394	10/26/2011

Country	Application No.	Status	Patent No.	Issue Date
Singapore	200705360-06	Granted	134066	02/26/2010
Slovenia	06701619.6	Granted	1846394	10/26/2011
Thailand	108388	Pending – Awaiting Next Action
Turkey	06701619.6	Granted	1846394	10/26/2011
Taiwan	095103831	Granted	I370127	08/11/2012
Ukraine	a 2007009911	Granted	93197	01/25/2011
Uruguay	29.360	Pending - Awaiting First Office Action
Venezuela	00195-2006	Pending – According to notes, application lapsed prior to transfer to Dechert due to lack of publication although FA proceeded w/corresponding Appeal to avoid lapse of application
PCT	PCT/GB2006/000334	Expired/National Phase
South Africa	2007/06212	Granted	2007/06212	06/25/2008

8.	The list of trademarks is set forth below:

		APPLICATION NO. / REGISTRATION	FILING DATE / REGISTRATION
MARK	COUNTRY	NO.	DATE
ANQUEST	United States	Application No. 86508591	Filed 1/20/15
FLEXION	United States	Application No. 86508601	Filed 1/20/15
TRELARTA	United States	Application No. 86508895	Filed 1/20/15
ZILRETTA	United States	Application No. 86508900	Filed 1/20/15
FLEXION	Australia	Application No. 1706925	Filed 7/14/15
ZILRETTA	Australia	Application No. 1706927	Filed 7/14/15
FLEXION	Brazil	Application No. 909689300	Filed 7/16/15
FLEXION	Brazil	Application No. 909689555	Filed 7/16/15
ZILRETTA	Brazil	Application No. 909689628	Filed 7/16/15
ANQUEST	Canada	Application No. 1731785	Filed 6/8/15
FLEXION	Canada	Application No. 1737733	Filed 7/16/15
TRELARTA	Canada	Application No. 1731786	Filed 6/8/15
ZILRETTA	Canada	Application No. 1731787	Filed 6/8/15
FLEXION	Chile	Application No. 1162758	Filed 7/17/15
ZILRETTA	Chile	Application No. 1162759	Filed 7/17/15
FLEXION	China	Application No. to be assigned	Filed 7/17/15
FLEXION	China	Application No. to be assigned	Filed 7/17/15
ZILRETTA	China	Application No. to be assigned	Filed 7/17/15

		APPLICATION NO. / REGISTRATION	FILING DATE / REGISTRATION
MARK	COUNTRY	NO.	DATE
ANQUEST	European Union	Registration No. 13749015	Filed 2/17/15 Registered 6/16/15
FLEXION	European Union	Application No. 13786439	Filed 3/2/15
TRELARTA	European Union	Registration No. 13749031	Filed 2/17/15 Registered 6/16/15
ZILRETTA	European Union	Application No. 13749056	Filed 2/17/15
FLEXION	Hong Kong	Application No. 303472533	Filed 7/15/15
ZILRETTA	Hong Kong	Application No. 303472542	Filed 7/15/15
FLEXION	India	Application No. 3009640	Filed 7/15/15
ZILRETTA	India	Application No. 3009641	Filed 7/15/15
FLEXION	Japan	Application No. 2015-066806	Filed 7/14/15
ZILRETTA	Japan	Application No. 2015-066807	Filed 7/14/15
FLEXION	Mexico	Application No. 1633402	Filed 7/15/15
FLEXION	Mexico	Application No. 1633403	Filed 7/15/15
ZILRETTA	Mexico	Application No. 1633404	Filed 7/15/15
ANQUEST	Norway	Application No. 201507166	Filed 6/9/15
FLEXION	Norway	Application No. 201508750	Filed 7/14/15
TRELARTA	Norway	Application No. 201507226	Filed 6/9/15
ZILRETTA	Norway	Application No. 201507168	Filed 6/9/15
FLEXION	Singapore	Application No. 40201512177V	Filed 7/15/15
ZILRETTA	Singapore	Application No. 40201512178T	Filed 7/15/15

		APPLICATION NO. / REGISTRATION	FILING DATE / REGISTRATION
MARK	COUNTRY	NO.	DATE
FLEXION	South Africa	Application No. 2015/18923	Filed 7/14/15
FLEXION	South Africa	Application No. 2015/18924	Filed 7/14/15
ZILRETTA	South Africa	Application No. 2015/18928	Filed 7/14/15
FLEXION	South Korea	Application No. 45-2015-0006615	Filed 7/17/15
ZILRETTA	South Korea	Application No. 40-2015-0053496	Filed 7/17/15
ANQUEST	Switzerland	Application No. 56776/2015	Filed 6/9/15
FLEXION	Switzerland	Application No. 58409/2015	Filed 7/14/15
TRELARTA	Switzerland	Application No. 56777/2015	Filed 6/9/15
ZILRETTA	Switzerland	Application No. 56778/2015	Filed 6/9/15

PRODUCTS SCHEDULE

FX005 IA for OA p38

FX006 IA for OA Steroids

FX007 TrkA - Osteoarthritis

REQUIRED PERMITS SCHEDULE

The Company has licenses in the ordinary course from governmental agencies to carry on its business including general incorporation rights and rights to manufacture clinical product and import and export clinical product to various jurisdictions in which the Company is conducting clinical trials. The Company does not have any Drug Applications.